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                                                                       Exhibit 1

         The undersigned hereby agree, pursuant to Rule 13d- 1(f)(1) to file a joint statement on Schedule 13D and amendments thereto pertaining to their beneficial ownership of shares of Common Stock of Mehl/Biophile International Corporation.

         This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

         This agreement may be executed in counterparts and all so executed shall constitute one agreement.

Date: May 29, 1997

                                            CLEARWATER FUND IV LTD.

                                            /s/ A.P. de Groot
                                            ------------------------------------
                                            Name: A.P. de Groot
                                            Title: President


                                            CLEARWATER FUND IV, LLC

                                            /s/ Hans Frederic Heye
                                            ------------------------------------
                                            Name: Hans Frederic Heye
                                            Title: Managing Member

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